Exhibit 99.2

SUPPLEMENTAL INFORMATION

JUNE 30, 2006

(UNAUDITED)

Table of Contents

Overview

About the Company	4-6
Company Information	7
Quarterly Highlights	8

Consolidated Information

Balance Sheets	10
Statements of Income	11
Statements of Cash Flows	12
Funds From Operations	13
Net Cash Provided by Operating Activities to EBITDA Reconciliation	14
Adjusted Fixed Charge Coverage	15
Indebtedness	16
Capitalization	17
Portfolio Overview	18-19
Same Property Performance	20
Lease Expirations	21

HCP MOP

Balance Sheets	23
Statements of Operations and EBITDA	24
Funds From Operations	25
Indebtedness	26
Portfolio Overview and Lease Expirations	27
Same Property Performance	28

Other Information

Reporting Definitions	30-31
Supplemental Financial Measures Disclosures	32-33

Overview

About the Company

Health Care Property Investors, Inc. together with its consolidated subsidiaries and joint ventures (collectively, “HCP” or the “Company”), invests primarily in real estate serving the healthcare industry in the United States. Health Care Property Investors, Inc. is a Maryland real estate investment trust (“REIT”) organized in 1985. The Company is headquartered in Long Beach, California, with operations in Nashville, Tennessee, and its portfolio includes interests in 534 properties in 42 states. The Company acquires healthcare facilities and leases them to healthcare providers and provides mortgage financing secured by healthcare facilities. The Company’s portfolio includes: (i) senior housing, including independent living facilities (“ILFs”), assisted living facilities (“ALFs”), and continuing care retirement communities (“CCRCs”); (ii) medical office buildings (“MOBs”); (iii) hospitals; (iv) skilled nursing facilities (“SNFs”); and (v) other healthcare facilities, including laboratory and office buildings. For business segment financial data, see our consolidated financial statements included elsewhere in this report.

References herein to “HCP,” the “Company,” “we,” “us” and “our” include Health Care Property Investors, Inc. and our consolidated subsidiaries and joint ventures, unless the context otherwise requires.

The Company is organized to invest in income-producing healthcare related facilities. Our primary goal is to increase shareholder value through profitable growth. Our investment strategy to achieve this goal is based on three principles – opportunistic investing, portfolio diversification and conservative financing.

Opportunistic Investing. We make real estate investments that are expected to drive profitable growth and create long-term shareholder value. We attempt to position ourselves to create and take advantage of situations where we believe the opportunities meet our goals and investment criteria. We invest in properties directly and through joint ventures, and provide secured financing, depending on the nature of the investment opportunity.

Portfolio Diversification. We believe in maintaining a portfolio of healthcare-related real estate diversified by sector, geography, operator and investment product. Diversification within the healthcare industry reduces the likelihood that a single event would materially harm our business. This allows us to take advantage of opportunities in different markets based on individual market dynamics. While pursuing our strategy of maintaining diversification in our portfolio, there are no specific limitations on the percentage of our total assets that may be invested in any one property, property type, geographic location or in the number of properties which we may invest, lease or lend to a single operator. With investments in multiple sectors of healthcare real estate, HCP can focus on opportunities with the best risk/reward profile for the portfolio as a whole, rather than having to choose from transactions within a specific property type.

Conservative Financing. We believe a conservative balance sheet provides us with the ability to execute our opportunistic investing approach and portfolio diversification principles. We maintain our conservative balance sheet by actively managing our debt to equity levels and maintaining available sources of liquidity, such as our revolving line of credit. Our debt is primarily fixed rate, which reduces the impact of rising interest rates on our operations. Generally, we attempt to match the long-term duration of our leases with long-term fixed rate financing.

In underwriting our investments, we structure and adjust the price of the investment in accordance with our assessment of risk. We may structure transactions as master leases, require indemnifications, obtain enhancements in the form of letters of credit or security deposits, and take other measures to mitigate risk. We finance our investments based on our evaluation of available sources of funding. For short-term purposes, we may utilize our revolving line of credit or arrange for other short-term borrowings from banks or other sources. We arrange for longer-term financing through public offerings or from institutional investors. We may incur additional indebtedness or issue preferred or common stock.

We may incur additional mortgage indebtedness on real estate we acquire. We may also obtain non-recourse or other mortgage financing on unleveraged properties in which we have invested or may refinance existing debt on properties acquired.

As of June 30, 2006 the Company’s portfolio of properties, excluding assets held for sale but including investments through joint ventures and mortgage loans, included 534 properties in 42 states and consisted of:

•                  29 hospitals

•                  155 skilled nursing facilities

•                  143 senior housing facilities

•                  182 medical office buildings

•                  25 other healthcare facilities

The information in this supplemental information package should be read in conjunction with the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other information filed with the Securities and Exchange Commission (“SEC”). The Reporting Definitions and Supplemental Financial Disclosures are an integral part of the information presented herein.

On our internet website, www.hcpi.com, you can access, free of charge, our annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after such material is electronically filed with, or furnished to, the Securities and Exchange Commission (“SEC”). In addition, the SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers, including HCP, that file electronically with the SEC at www.sec.gov.

For more information, contact Mark Wallace, Senior Vice President and Chief Financial Officer at (562) 733-5100.

Company Information(1)

Board of Directors

Mary A. Cirillo-Goldberg	Harold M. Messmer, Jr.
Former Chairman and Chief Executive	Chairman and Chief Executive
Officer, OPCENTER	Officer
Compensation Committee	Robert Half International, Inc.
Nominating and Corporate	Compensation Committee
Governance Committee	Nominating and Corporate
Governance Committee

Robert R. Fanning, Jr.	Peter L. Rhein
Managing Director (Retired)	Partner
The Huron Consulting Group	Sarlot & Rhein
Audit Committee	Chairperson, Audit Committee

James F. Flaherty III	Kenneth B. Roath
Chairman and Chief Executive Officer	Chairman Emeritus
Health Care Property Investors, Inc.	Health Care Property Investors, Inc.

David B. Henry	Richard M. Rosenberg
Vice Chairman and Chief Investment	Chairman and Chief Executive Officer
Officer, Kimco Realty Corporation	(Retired), Bank of America
Audit Committee	Lead Director
Finance Committee	Chairperson, Nominating and
Nominating and Corporate	Corporate Governance Committee
Governance Committee	Finance Committee

Michael D. McKee	Joseph P. Sullivan
Vice Chairman and Chief Operating	Chairman of the Board of Advisors
Officer, The Irvine Company	RAND Health
Chairperson, Compensation Committee	Chairperson, Finance Committee
Audit Committee

Senior Management

Charles A. Elcan	F. Scott Kellman
Executive Vice President	Senior Vice President
Medical Office Properties	Business Development

James F. Flaherty III	Thomas D. Kirby
Chairman and	Senior Vice President
Chief Executive Officer	Acquisitions and Dispositions

Paul F. Gallagher	Thomas M. Klaritch
Executive Vice President	Senior Vice President
Chief Investment Officer	Medical Office Properties

Edward J. Henning	Stephen R. Maulbetsch
Senior Vice President	Executive Vice President
General Counsel and	Strategic Development
Corporate Secretary
Talya Nevo-Hacohen
Senior Vice President
Capital Markets and Treasurer

Mark A. Wallace
Senior Vice President
Chief Financial Officer

Company Information

Corporate Headquarters	Senior Debt Ratings
3760 Kilroy Airport Way	Fitch(2)	BBB+
Suite 300	Moody’s	Baa2
Long Beach, CA 90806-2473	Standard & Poor’s(3)	BBB+
(562) 733-5100

Stock Exchange Listing
Nashville Office	NYSE	(US Dollar)
3100 West End Avenue
Suite 800	Trading Symbol
Nashville, TN 37203	HCP	Common Stock
	HCP_pe	Series E Preferred
(615) 324-6900	HCP_pf	Series F Preferred

(1)   As of June 30, 2006.

(2)   Review for Downgrade.

(3)   Watch with Negative Implications.

Quarterly Highlights (1)

REAL ESTATE TRANSACTIONS

During the six months ended June 30, 2006, the Company acquired interests in properties aggregating $352 million, including the following:

On June 1, 2006, the Company acquired two senior housing properties for $27 million, through a sale-leaseback transaction. These facilities have an initial lease term of fifteen years, with two ten-year renewal options. The initial annual lease rate is approximately 9.0% with annual escalators based on the Consumer Price Index (“CPI”) that have a floor of 2.75%.

On May 31, 2006, the Company acquired nine senior housing properties for $99 million, including assumed debt valued at $61 million, through a sale-leaseback transaction. These facilities have an initial lease term of ten years, with two ten-year renewal options. The initial annual lease rate is approximately 8.0% with annual CPI-based escalators.

On July 28, 2006, the Company acquired two assisted living facilities in exchange for three assisted living facilities valued at approximately $20 million and $37 million in cash. The two acquired properties have an initial lease term of ten years, with two ten-year renewal options, and an initial contractual annual lease rate of 7.0% with escalators based on the lessee’s revenue growth. The acquired properties are included in a new master lease that contains a total of six properties leased to the same operator.

During the six months ended June 30, 2006, the Company sold eight properties for $28 million and recognized gains of approximately $11 million.

On July 25, 2006, the Company sold a building, with 204,000 rentable square feet, for $73 million and recognized a gain of approximately $32 million.

OTHER EVENTS

As previously announced, on May 1, 2006, the Company entered into a definitive merger agreement with CNL Retirement Properties, Inc. (“CRP”), and entered into a definitive merger agreement with respect to CNL Retirement Corp., the external advisor to CRP. On June 30, 2006, the Company filed a registration statement on Form S-4 (No. 333-135569), which has not been declared effective by the Securities and Exchange Commission.

During the six months ended June 30, 2006, HCP MOP, the Company’s 33% owned joint venture with an affiliate of General Electric, sold 33 medical office buildings, with 1.3 million of rentable square feet, for $99 million, net of transaction costs, and HCP MOP recognized aggregate gains of approximately $19 million. In connection with these transactions, approximately $65 million of HCP MOP’s secured debt was either repaid or assumed by the purchasers.

During the six months ended June 30, 2006, the Company obtained $165 million of 10-year mortgage financing with a weighted average effective rate of 6.36% in four separate transactions. The Company received net proceeds of $162 million, which were used to repay outstanding indebtedness and for other general corporate purposes.

On July 27, 2006, the Company announced that its Board of Directors declared a quarterly common stock cash dividend of $0.425 per share. The common stock dividend will be paid on August 18, 2006, to stockholders of record as of the close of business on August 7, 2006.

(1)          Includes events subsequent to the current quarter-end through the date of the most recent quarterly earning press release issuance.

Consolidated Information

Consolidated Balance Sheets

In thousands

	June 30,	December 31,
	2006	2005
ASSETS
Real estate:
Buildings and improvements	$3,734,016	$3,424,857
Developments in process	21,862	22,286
Land	352,437	334,750
Less accumulated depreciation and amortization	657,182	600,562
Net real estate	3,451,133	3,181,331

Loans receivable, net:
Joint venture partners	7,006	7,006
Others	138,681	179,825
Investments in and advances to unconsolidated joint ventures	51,142	48,598
Accounts receivable, net	12,422	13,313
Cash and cash equivalents	21,476	21,342
Restricted cash	2,375	2,270
Intangibles, net	60,849	38,804
Real estate held for sale, net	45,746	60,521
Other assets, net	67,775	44,255
Total assets	$3,858,605	$3,597,265

LIABILITIES AND STOCKHOLDERS’ EQUITY
Bank line of credit	$265,100	$258,600
Senior unsecured notes	1,476,587	1,462,250
Mortgage debt	454,802	236,096
Accounts payable and accrued liabilities	76,782	68,718
Deferred revenue	35,973	22,551
Total liabilities	2,309,244	2,048,215

Minority interests:
Joint venture partners	23,893	20,905
Non-managing member unitholders	133,821	128,379
Total minority interests	157,714	149,284

Stockholders’ equity:
Preferred stock	285,173	285,173
Common stock	137,049	136,194
Additional paid-in capital	1,464,181	1,446,349
Cumulative net income	1,620,601	1,521,146
Cumulative dividends	(2,115,671)	(1,988,248)
Accumulated other comprehensive income (loss)	314	(848)
Total stockholders’ equity	1,391,647	1,399,766
Total liabilities and stockholders’ equity	$3,858,605	$3,597,265

See Reporting Definitions and Supplemental Financial Measure Disclosures

Consolidated Statements of Income

In thousands, except per share data

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Revenues and other income:
Rental revenues and other income	$131,008	$110,137	$251,469	$210,697
Equity income from unconsolidated joint ventures	2,714	88	6,536	299
Interest and other income	6,360	6,012	22,107	11,191
	140,082	116,237	280,112	222,187
Costs and expenses:
Interest	33,640	25,372	65,733	48,610
Depreciation and amortization	31,838	26,671	62,233	49,846
Operating	19,118	15,388	36,682	28,689
General and administrative	8,434	8,827	16,826	16,146
Impairments	4,711	—	4,711	—
	97,741	76,258	186,185	143,291

Income before minority interests	42,341	39,979	93,927	78,896
Minority interests	(4,170)	(3,031)	(7,947)	(6,178)

Income from continuing operations	38,171	36,948	85,980	72,718

Discontinued operations:
Operating income	1,114	1,933	2,602	4,883
Gain on sales of real estate, net	2,282	4,166	10,873	8,904
	3,396	6,099	13,475	13,787

Net income	41,567	43,047	99,455	86,505
Preferred stock dividends	(5,283)	(5,283)	(10,566)	(10,566)
Net income applicable to common shares	$36,284	$37,764	$88,889	$75,939

Basic earnings per common share (EPS):
Continuing operations	$0.24	$0.24	$0.55	$0.46
Discontinued operations	0.03	0.04	0.10	0.11
Net income applicable to common shares	$0.27	$0.28	$0.65	$0.57

Diluted earnings per common share:
Continuing operations	$0.24	$0.23	$0.55	$0.46
Discontinued operations	0.02	0.05	0.10	0.10
Net income applicable to common shares	$0.26	$0.28	$0.65	$0.56

Weighted average shares used to calculate EPS:
Basic	136,484	134,445	136,262	133,968
Diluted	137,192	135,214	137,024	134,871

See Reporting Definitions and Supplemental Financial Measure Disclosures

Consolidated Statements of Cash Flows

In thousands

	Six Months Ended June 30,
	2006	2005
Cash flows from operating activities:
Net income	$99,455	$86,505
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of real estate and in-place lease intangibles:
Continuing operations	62,233	49,846
Discontinued operations	804	1,532
Amortization of above and below market lease intangibles, net	(921)	(1,427)
Stock-based compensation	4,248	3,198
Debt issuance costs amortization	1,804	1,573
Recovery of loan losses	—	(56)
Straight-line rents	(4,721)	(2,742)
Equity income from unconsolidated joint ventures	(6,536)	(299)
Distributions of earnings from unconsolidated joint ventures	5,623	299
Minority interests	7,947	6,178
Impairments	4,711	—
Gain on sales of real estate, net	(10,873)	(8,904)
Changes in:
Accounts receivable	891	1,205
Other assets	(282)	(324)
Accounts payable, accrued liabilities and deferred revenue	9,484	3,573
Net cash provided by operating activities	173,867	140,157

Cash flows from investing activities:
Acquisition and development of real estate	(264,133)	(130,620)
Lease commissions and tenant and capital improvements	(8,093)	(1,464)
Net proceeds from sales of real estate	27,609	41,587
Distributions from (contributions to) unconsolidated joint ventures	(563)	8,000
Purchase of securities	(12,895)	—
Principal repayments on loans receivable	44,298	11,661
Investment in loans receivable	(3,154)	(6,634)
Increase in restricted cash	(105)	(13,311)
Net cash used in investing activities	(217,036)	(90,781)

Cash flows from financing activities:
Borrowings (repayments) under bank lines of credit	6,500	(184,800)
Repayment of mortgage debt	(19,373)	(2,927)
Issuance of mortgage debt	161,874	—
Repayment of senior unsecured notes	(135,000)	(10,000)
Issuance of senior unsecured notes	148,606	247,357
Net proceeds from the issuance of common stock and exercise of options	14,237	34,324
Dividends paid on common and preferred stock	(127,423)	(123,454)
Distributions to minority interests	(6,118)	(7,948)
Net cash provided by (used in) financing activities	43,303	(47,448)
Net increase in cash and cash equivalents	134	1,928
Cash and cash equivalents, beginning of period	21,342	16,962
Cash and cash equivalents, end of period	$21,476	$18,890

See Reporting Definitions and Supplemental Financial Measure Disclosures

Consolidated Funds From Operations

In thousands, except per share data

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005

Net income applicable to common shares	$36,284	$37,764	$88,889	$75,939
Real estate depreciation and amortization:
Continuing operations	31,838	26,671	62,233	49,846
Discontinued operations	343	723	804	1,532
Gain on sales of real estate	(2,282)	(4,166)	(10,873)	(8,904)
Equity income from unconsolidated joint ventures	(2,714)	(88)	(6,536)	(299)
FFO from unconsolidated joint ventures	1,280	3,708	3,513	5,730
Minority interests	4,170	3,031	7,947	6,178
Minority interests in FFO	(4,181)	(3,349)	(8,273)	(6,814)
FFO applicable to common shares	$64,738	$64,294	$137,704	$123,208

Distributions on convertible units	$2,726	$2,113	$5,299	$4,233

Diluted FFO applicable to common shares	$67,464	$66,407	$143,003	$127,441

Basic FFO per common share	$0.47	$0.48	$1.01	$0.92

Diluted FFO per common share	$0.47	$0.47	$1.00	$0.91

Weighted average shares used to calculate diluted FFO per common share	143,420	140,246	143,255	139,903

Dividends declared per common share	$0.425	$0.420	$0.850	$0.840

FFO payout ratio per common share	90.4%	89.4%	85.0%	92.3%

Selected supplemental cash flow information Consolidated:
Impairments	$4,711	$—	$4,711	$—
Capitalized interest	183	65	361	372
Stock-based compensation	2,405	1,870	4,248	3,198
Debt issuance costs amortization	908	720	1,804	1,573
Amortization of above and below market lease intangibles	562	1,405	921	1,427
Straight-line rents	2,323	1,113	4,721	2,742
Change in SAB 101 deferred revenue	2,068	1,247	(1,625)	(2,005)
Lease commissions and tenant and capital improvements	4,195	1,064	8,093	1,464

HCP’s share of HCP MOP:
Debt issuance cost amortization	$56	$92	$140	$202
Amortization of above and below market lease intangibles	264	625	545	692
Straight-line rents	71	28	277	138
Lease commissions and tenant and capital improvements	862	604	1,449	1,344

See Reporting Definitions and Supplemental Financial Measure Disclosures

Net Cash Provided by Operating Activities to EBITDA Reconciliation

In thousands

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005

Net cash provided by operating activities	$81,656	$67,671	$173,867	$140,157
Changes in:
Accounts receivable	(1,274)	(596)	(891)	(1,205)
Other assets	1,939	1,363	282	324
Accounts payable, accrued liabilities and deferred revenue	(2,459)	940	(9,484)	(3,573)
Gain on sales of real estate, net	2,282	4,166	10,873	8,904
Impairments	(4,711)	—	(4,711)	—
Minority interests	(4,170)	(3,031)	(7,947)	(6,178)
Distributions of earnings from unconsolidated joint ventures	(1,801)	(88)	(5,623)	(299)
Equity income from unconsolidated joint ventures	2,714	88	6,536	299
Straight-line rents	2,323	1,113	4,721	2,742
Recovery of loan losses	—	—	—	56
Debt issuance costs amortization	(908)	(720)	(1,804)	(1,573)
Stock-based compensation	(2,405)	(1,870)	(4,248)	(3,198)
Amortization of above and below market lease intangibles	562	1,405	921	1,427
Depreciation and amortization of real estate and in-place lease intangibles:
Continuing operations	(31,838)	(26,671)	(62,233)	(49,846)
Discontinued operations	(343)	(723)	(804)	(1,532)
Net income	41,567	43,047	99,455	86,505

Interest expense	33,640	25,372	65,733	48,610
Income taxes	61	169	61	151
Depreciation and amortization of real estate and in-place lease intangibles:
Continuing operations	31,838	26,671	62,233	49,846
Discontinued operations	343	723	804	1,532
Equity income from unconsolidated joint ventures	(2,714)	(88)	(6,536)	(299)
HCP’s share of EBITDA from HCP MOP	5,616	4,106	12,364	7,525
EBITDA	$110,351	$100,000	$234,114	$193,870

See Reporting Definitions and Supplemental Financial Measure Disclosures

Adjusted Fixed Charge Coverage

In thousands

	Three Months Ended June 30,				Six Months Ended June 30,
	2006		2005		2006		2005

Net income	$41,567		$43,047		$99,455		$86,505
Interest expense	33,640		25,372		65,733		48,610
Income taxes	61		169		61		151
Depreciation and amortization of real estate and in-place lease intangibles:
Continuing operations	31,838		26,671		62,233		49,846
Discontinued operations	343		723		804		1,532
Equity income from unconsolidated joint ventures	(2,714)		(88)		(6,536)		(299)
HCP’s share of EBITDA from HCP MOP	5,616		4,106		12,364		7,525

EBITDA	$110,351		$100,000		$234,114		$193,870

Interest expense	$33,640		$25,372		$65,733		$48,610
HCP’s share of interest expense from HCP MOP	1,413		1,621		2,950		3,230
Capitalized interest	183		65		361		372
Preferred stock dividends	5,283		5,283		10,566		10,566

Adjusted fixed charges	$40,519		$32,341		$79,610		$62,778

Adjusted fixed charge coverage	2.7	x	3.1	x	2.9	x	3.1	x

See Reporting Definitions and Supplemental Financial Measure Disclosures

Consolidated Indebtedness

In thousands

	Debt Maturities and Scheduled Principal Repayments
	June 30, 2006
		Bank	Senior
		Lines	Unsecured	Mortgage
	Total	of Credit	Notes	Debt(2)

2006	$3,238	$—	$—	$3,238
2007	417,032	265,100	140,000	11,932
2008	27,285	—	—	27,285
2009	39,294	—	—	39,294
2010	272,711	—	206,421	66,290
2011	16,147	—	—	16,147
2012	264,068	—	250,000	14,068
2013	171,085	—	150,000	21,085
2014	95,335	—	87,000	8,335
2015	434,102	—	400,000	34,102
Thereafter	456,194	—	250,000	206,194

Subtotal	2,196,491	265,100	1,483,421	447,970

Discounts and premiums, net	(2)	—	(6,834)	6,832

Consolidated debt(1)	$2,196,489	$265,100	$1,476,587	$454,802

Weighted average interest rate	6.06%	5.83%	6.04%	6.32%

Weighted average maturity in years	6.79	1.33	7.01	9.26

	June 30,	December 31,
	2006	2005

Fixed rate debt:
Senior unsecured notes	$1,451,587	$1,437,250
Mortgage debt(2)	443,402	224,431
	1,894,989	1,661,681

Variable rate debt:
Bank lines of credit	265,100	258,600
Senior unsecured notes	25,000	25,000
Mortgage debt	11,400	11,665
	301,500	295,265

Consolidated debt	$2,196,489	$1,956,946

Percent of consolidated debt
Fixed rate	86.3%	84.9%
Variable rate	13.7%	15.1%
	100.0%	100.0%

Unsecured	79.3%	87.9%
Secured	20.7%	12.1%
	100.0%	100.0%

(1)          Consolidated debt reflects book value.

(2)          Includes $45.6 million of mortgage notes payable that have been hedged through interest rate swap contracts.

See Reporting Definitions and Supplemental Financial Measure Disclosures

Consolidated Capitalization

In thousands, except per share data

Market Equity

	June 30, 2006				December 31, 2005
	Dividend	Shares/			Shares/
Security	Rate	Units	Price	Value	Units	Price	Value
Common stock and convertible units:

Common stock	N/A	137,049	$26.74	$3,664,690	136,194	$25.56	$3,481,119
Convertible partnership units (2 for 1) (1)	N/A	2,667	53.48	142,631	2,670	51.12	136,490
Convertible partnership units (1 for 1) (2)	N/A	894	26.74	23,906	699	25.56	17,866
				3,831,227			3,635,475
Preferred stock:
Series E	7.25%	4,000	25.10	100,400	4,000	25.16	100,640
Series F	7.10%	7,820	24.70	193,154	7,820	25.10	196,282
				293,554			296,922

Total market equity				$4,124,781			$3,932,397

Capitalization Ratios

	June 30,	December 31,
	2006	2005
Consolidated debt (3):
Bank lines of credit	$265,100	$258,600
Senior unsecured notes	1,476,587	1,462,250
Mortgage debt	454,802	236,096
	$2,196,489	$1,956,946
Total undepreciated investments:
Buildings and improvements	$3,734,016	$3,424,857
Developments in process	21,862	22,286
Land	352,437	334,750
Loans receivable, net	145,687	186,831
Investments in and advances to unconsolidated joint ventures	51,142	48,598
Intangible real estate assets	74,770	46,755
Intangible real estate liabilities	(16,979)	(7,466)
	$4,362,935	$4,056,611
Consolidated debt / Undepreciated investments	50.3%	48.2%

Total market capitalization:
Consolidated debt	$2,196,489	$1,956,946
Total market equity	4,124,781	3,932,397
	$6,321,270	$5,889,343

Consolidated debt / Total market capitalization	34.7%	33.2%

Total book capitalization:
Consolidated debt	$2,196,489	$1,956,946
Total stockholders’ equity	1,391,647	1,399,766
	$3,588,136	$3,356,712

Consolidated debt / Total book capitalization	61.2%	58.3%

(1)          Each convertible partnership unit is exchangeable for an amount of cash approximating the then-current market value of two shares of the Company’s common stock at time of conversion or, at the Company’s option, two shares of the Company’s common stock.

(2)          Each convertible partnership unit is exchangeable for an amount of cash approximating the then-current market value of one share of the Company’s common stock at time of conversion or, at the Company’s option, one share of the Company’s common stock.

(3)          Consolidated debt reflects book value.

See Reporting Definitions and Supplemental Financial Measure Disclosures

Consolidated Portfolio Overview

As of and for the six months ended June 30, 2006

Dollars and square feet in thousands

Owned Property and Secured Loan Portfolios

Overview by property type

	Property			Square	Facility Occupancy %		Number
Sector	Count	Beds/Units		Feet	06/30/06	03/31/06	of States
Hospital	29	3,495	Beds	3,683	59	55	16
Skilled nursing	155	18,654	Beds	6,115	81	80	31
Senior housing	139	14,611	Units	14,015	89	89	33
MOB	122	N/A		7,353	94	93	23
Other	25	N/A		1,513	99	99	7
Total	470			32,679

Owned Property and Secured Loan Portfolios

Operator concentration

	Property	Investment			Interest	Total
Operator	Count	Amount	%	NOI	Income	Amount	%
Tenet Healthcare Corporation	8	$423,497	10	$25,933	$—	$25,933	12
American Retirement Corporation	15	403,410	9	21,064	—	21,064	10
Áegis Senior Living	12	254,970	6	11,051	—	11,051	5
Emeritus Corporation	36	245,727	6	13,693	169	13,862	6
Summerville Senior Living	25	234,933	5	9,863	509	10,372	5
HealthSouth Corporation	9	108,301	3	7,060	—	7,060	3
Capital Senior Living	9	98,605	2	647	—	647	—
MedCath Corporation	3	96,286	2	—	4,537	4,537	2
Kindred Healthcare, Inc.	22	86,909	2	8,922	—	8,922	4
Trilogy Health Services	14	83,840	2	5,285	—	5,285	2
Pioneer Valley Hospital Inc.	2	70,591	2	3,610	—	3,610	2
HCA	7	67,132	2	3,540	—	3,540	2
Other Public Companies	39	212,913	5	13,523	802	14,325	6
Other Operators	269	1,912,294	44	90,596	379	90,975	41
Total	470	$4,299,408	100	$214,787	$6,396	$221,183	100

Reconciliation of Net Income to NOI

Net income	$99,455
Equity income from unconsolidated joint ventures	(6,536)
Interest and other income	(22,107)
Interest expense	65,733
Depreciation and amortization	62,233
General and administrative	16,826
Impairments	4,711
Minority interests	7,947
Total discontinued operations	(13,475)
Net operating income (“NOI”)	$214,787

See Reporting Definitions and Supplemental Financial Measure Disclosures

As of and for the six months ended June 30, 2006

Dollars and square feet in thousands

Owned Property Portfolio

Overview by type

								Cash			Less
	Property				Square	Facility Occupancy %		Flow		Rental	Operating
Sector	Count	Investment	Beds/Units		Feet	06/30/06	03/31/06	Coverage		Revenues	Expenses	NOI
Hospital	26	$713,711	3,269	Beds	3,272	59	55	2.0	x	$44,397	$—	$44,397
Skilled nursing	151	643,759	18,058	Beds	5,918	81	80	1.3	x	44,711	111	44,600
Senior housing	136	1,422,843	14,499	Units	13,885	89	89	1.2	x	69,735	5,524	64,211
MOB	122	1,150,618	N/A		7,353	94	93	N/A		79,208	28,544	50,664
Other	25	230,152	N/A		1,513	99	99	N/A		13,418	2,503	10,915
Total	460	$4,161,083			31,941					$251,469	$36,682	$214,787

Owned Property Portfolio

Overview by state

								MOB		Other
	Total	Hospital		Skilled Nursing		Senior Housing			Square		Square
State	No.	No.	Beds	No.	Beds	No.	Units	No.	Feet	No.	Feet
TX	56	4	326	9	1,079	29	3,238	14	1,136	—	—
IN	48	—	—	32	3,764	3	233	13	689	—	—
CA	47	3	745	9	918	17	1,451	11	609	7	579
FL	47	2	312	8	930	28	3,614	9	532	—	—
UT	32	1	139	1	120	—	—	21	897	9	548
TN	22	—	—	14	2,161	1	60	5	475	2	101
CO	17	1	64	5	693	1	236	10	580	—	—
OH	17	—	—	12	1,543	4	484	1	37	—	—
WA	14	—	—	1	168	7	521	6	586	—	—
Other	160	15	1,683	60	6,682	46	4,662	32	1,812	7	285
Total	460	26	3,269	151	18,058	136	14,499	122	7,353	25	1,513

Secured Loan Portfolio

Overview by type

								Debt
	Property				Square	Facility Occupancy %		Service		Interest
Sector	Count	Investment	Beds/Units		Feet	06/30/06	03/31/06	Coverage		Income
Hospital	3	$96,286	226	Beds	411	63	58	3.5	x	$4,537
Skilled nursing	4	20,318	596	Beds	197	84	84	1.4	x	1,143
Senior housing	3	21,721	112	Units	130	83	88	1.7	x	716
Total	10	$138,325			738					$6,396

See Reporting Definitions and Supplemental Financial Measure Disclosures

Same Property Performance

Dollars and square feet in thousands

	Total	Hospital	Skilled Nursing	Senior Housing	MOB	Other	HCP MOP(1)
Owned Property Portfolio

Property count	460	26	151	136	122	25	60
Investment	$4,161,083	$713,711	$643,759	$1,422,843	$1,150,618	$230,152	$414,948

Same Property Portfolio

Property count	381	26	150	98	88	19	54
Investment	$3,240,978	$713,711	$638,693	$893,770	$801,289	$193,515	$398,118

Percent of Owned Property Portfolio (by investment)	78%	100%	99%	63%	70%	84%	96%

Square feet	26,782	3,272	5,872	11,131	5,224	1,283	3,918

Facility occupancy at June 30, 2006		59%	81%	89%	94%	100%	89%

Facility occupancy at June 30, 2005		63%	80%	86%	95%	100%	90%

NOI for the six months ended June 30, 2006	$185,077	$44,397	$44,346	$46,034	$40,305	$9,995	$21,072

NOI for the six months ended June 30, 2005	$181,445	$43,932	$43,449	$44,743	$39,142	$10,179	$20,706

Same property change in NOI	2.0%	1.1%	2.1%	2.9%	3.0%	(1.8)%	1.8%

NOI for the six months ended June 30, 2006	$185,077	$44,397	$44,346	$46,034	$40,305	$9,995	$21,072
Straight-line rents	(2,149)	(678)	(61)	(777)	(707)	74	(920)
Amortization of other lease intangibles (2)	(316)	—	58	—	(374)	—	(1,652)
NOI, as adjusted, for the six months ended June 30, 2006	$182,612	$43,719	$44,343	$45,257	$39,224	$10,069	$18,500

NOI for the six months ended June 30, 2005	$181,445	$43,932	$43,449	$44,743	$39,142	$10,179	$20,706
Straight-line rents	(2,700)	(428)	(306)	(1,036)	(733)	(197)	(358)
Amortization of other lease intangibles	(1,359)	—	—	—	(1,359)	—	(2,028)
NOI, as adjusted, for the six months ended June 30, 2005	$177,386	$43,504	$43,143	$43,707	$37,050	$9,982	$18,320

Same property change in NOI, as adjusted	2.9%	0.5%	2.8%	3.5%	5.9%	0.9%	1.0%

(1)          Represents 100% of HCP MOP.

(2)          Amortization of other lease intangibles includes the impact of HCP’s purchase price allocation related to its 2003 acquisition of certain properties acquired from MedCap Properties, LLC.

See Reporting Definitions and Supplemental Financial Measure Disclosures

Lease Expirations (1)

In thousands

		Expiration Year (2)
Sector	Totals	2006	2007	2008	2009	2010

Owned Property Portfolio

Hospital:
Leases	11	—	2	1	7	1
Annualized expiring rents	$47,675	$—	$1,686	$1,997	$41,019	$2,973

Skilled nursing:
Leases	58	4	3	24	13	14
Annualized expiring rents	$33,884	$1,799	$933	$12,426	$8,156	$10,570

Senior housing:
Leases	4	—	—	1	—	3
Annualized expiring rents	$540	$—	$—	$67	$—	$473

MOB:
Leases	1,120	246	227	261	209	177
Annualized expiring rents	$79,094	$9,636	$14,710	$21,888	$19,302	$13,558

Other:
Leases	9	—	1	1	4	3
Annualized expiring rents	$12,280	$—	$3,821	$3,453	$2,343	$2,663

Total:
Leases	1,202	250	233	288	233	198
Annualized expiring rents	$173,473	$11,435	$21,150	$39,831	$70,820	$30,237

HCP MOP (3)
Leases	776	157	205	167	84	163
Annualized expiring rents	$47,608	$6,643	$12,550	$9,546	$5,428	$13,441

(1)   The table reflects the number of leases and annualized expiring rents in the year of expiration absent the impact of renewals, if any.

(2)   Lease expirations through 2010.

(3)   Represents 100% of HCP MOP.

See Reporting Definitions and Supplemental Financial Measure Disclosures

HCP MOP

Unconsolidated Joint Venture

HCP MOP Balance Sheets

In thousands

	June 30,	December 31,
	2006	2005
ASSETS
Real estate:
Buildings and improvements	$352,319	$356,031
Developments in process	3,632	2,369
Land	41,791	44,445
Less accumulated depreciation and amortization	27,141	22,087
Net real estate	370,601	380,758

Accounts receivable, net	1,922	2,422
Cash and cash equivalents	29,116	7,835
Restricted cash	1,959	2,300
Intangible lease assets, net	6,857	11,867
Real estate held for sale, net	—	67,551
Other assets, net	10,490	12,366
Total assets	$420,945	$485,099

LIABILITIES AND MEMBERS’ CAPITAL
Mortgage debt	$252,180	$272,681
Mortgage debt on assets held for sale	—	46,605
Secured notes to members	10,869	9,412
Accounts payable and accrued liabilities	10,807	11,931
Intangible lease liabilities, net	4,077	6,046
Deferred revenue	2,174	1,643
Other liabilities	1,814	1,819
Total liabilities	281,921	350,137

GE’s capital	93,146	90,424
HCP’s capital	45,878	44,538

Total liabilities and members’ capital	$420,945	$485,099

See Reporting Definitions and Supplemental Financial Measures Disclosures

HCP MOP Statements of Operations and EBITDA

In thousands

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Revenues and other income:
Rental revenues	$18,449	$18,489	$37,828	$35,507
Interest and other income	200	348	438	596
	18,649	18,837	38,266	36,103
Costs and expenses:
Interest	4,088	4,072	8,059	8,150
Depreciation and amortization	4,356	6,187	8,912	10,363
Operating	8,663	7,176	16,904	14,510
General and administrative	1,576	1,637	3,054	3,342
	18,683	19,072	36,929	36,365

Income (loss) from continuing operations	(34)	(235)	1,337	(262)

Discontinued operations:
Operating income	(661)	(354)	(538)	(294)
Gain on sales of real estate	9,022	441	18,697	441
	8,361	87	18,159	147

Net income (loss)	$8,327	$(148)	$19,496	$(115)

HCP’s equity income (loss)	$2,700	$(49)	$6,423	$(38)

Fees earned by HCP	$928	$776	$1,967	$1,551

Distributions received by HCP	$945	$335	$5,216	$3,382

Net income (loss)	$8,327	$(148)	$19,496	$(115)
Interest expense:
Continuing operations	4,088	4,072	8,059	8,150
Discontinued operations	193	841	880	1,638
Depreciation and amortization:
Continuing operations	4,356	6,187	8,912	10,363
Discontinued operations	57	1,490	121	2,766
EBITDA	$17,021	$12,442	$37,468	$22,802

See Reporting Definitions and Supplemental Financial Measures Disclosures

HCP MOP Funds From Operations

In thousands

	Three Months Ended June 30,		Six Months Ended June 31,
	2006	2005	2006	2005

Net income (loss)	$8,327	$(148)	$19,496	$(115)
Real estate depreciation and amortization:
Continuing operations	4,356	6,187	8,912	10,363
Discontinued operations	57	1,490	121	2,766
Gain on sales of real estate	(9,022)	(441)	(18,697)	(441)

Funds from operations (FFO)	$3,718	$7,088	$9,832	$12,573

Selected supplemental cash flow information
Debt issuance cost amortization	$169	$280	$423	$612
Amortization of above and below market lease intangibles	799	1,896	1,652	2,098
Straight-line rents	214	85	838	419
Lease commissions and tenant and capital improvements	2,612	1,829	4,391	4,072

See Reporting Definitions and Supplemental Financial Measures Disclosures

HCP MOP Indebtedness

In thousands

Debt Maturities and Scheduled Principal Repayments

June 30, 2006

Year	Debt

2006	$12,654
2007	3,766
2008	3,957
2009	51,259
2010	16,373
2011	3,573
2012	10,761
2013	3,742
2014	156,964
Total debt (1)	$263,049

Weighted average interest rate	6.20%

Weighted average maturity in years	5.61

	June 30,	December 31,
	2006	2005
HCP MOP debt:
Fixed rate	$258,357	$293,251
Variable rate	4,692	35,447
	$263,049	$328,698

Percent of HCP MOP debt:
Fixed rate	98.2%	89.2%
Variable rate	1.8%	10.8%
	100%	100.0%

(1)          Total debt reflects book value.

See Reporting Definitions and Supplemental Financial Measures Disclosures

HCP MOP Portfolio Overview and Lease Expirations

As of and for the six months ended June 30, 2006

Dollars and square feet in thousands

Portfolio Overview(1)

							Less
	Property		Square	Facility Occupancy %		Rental	Operating
Sector	Count	Investment	Feet	06/30/06	03/31/06	Revenues	Expense	NOI
MOB	60	$414,948	4,142	85%	84%	$37,828	$16,904	$20,924

Lease expiration summary

		Expiration Year (2)
	Total	2006	2007	2008	2009	2010

Leases	776	157	205	167	84	163
Annualized expiring rents	$47,608	$6,643	$12,550	$9,546	$5,428	$13,441

(1)   Portfolio overview includes four medical office buildings in Louisiana that incurred substantial damage due to hurricanes Katrina and Rita.

(2)   Lease expirations through 2010.

See Reporting Definitions and Supplemental Financial Measures Disclosures

HCP MOP Same Property Performance

Dollars and square feet in thousands

Total
HCP MOP Portfolio(1)

Property count	60
Investment	$414,948

HCP MOP Same Property Portfolio

Property count	54
Investment	$398,118

Percent of Owned Property Portfolio (by investment)	96%

Square feet	3,918

Facility occupancy at June 30, 2006	89%

Facility occupancy at June 30, 2005	90%

NOI for the six months ended June 30, 2006	$21,072

NOI for the six months ended June 30, 2005	$20,706

Same property change in NOI	1.8%

NOI for the six months ended June 30, 2006	$21,072
Straight-line rents	(920)
Amortization of other lease intangibles	(1,652)
NOI, as adjusted, for the six months ended June 30, 2006	$18,500

NOI for the six months ended June 30, 2005	$20,706
Straight-line rents	(358)
Amortization of other lease intangibles	(2,028)
NOI, as adjusted, for the six months ended June 30, 2005	$18,320

Same property change in NOI, as adjusted	1.0%

(1)          HCP MOP Portfolio includes four medical office buildings in Louisiana that incurred substantial damage due to hurricanes Katrina and Rita.

See Reporting Definitions and Supplemental Financial Measures Disclosures

Other Information

Reporting Definitions

ALF. Assisted living facility.

Annualized Debt Service. The most recent monthly interest and principal amortization due to HCP as of period end annualized for twelve months. The Company uses Annualized Debt Service for purposes of determining Debt Service Coverage.

Annualized Expiring Rent. The annualized future minimum rents due to HCP in the year of lease expiration.

Annualized Rent. The most recent monthly base rent due to HCP as of period end annualized for twelve months plus additional rents received by HCP over the most recent twelve month period as of period end. The Company uses Annualized Rent for purposes of determining property level Cash Flow Coverage.

Assets Held for Sale. Assets of discontinued operations in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets.

Beds/Units/Square Feet. Hospitals and skilled nursing facilities are measured by licensed bed count. ALFs and CCRCs are stated in units (e.g., studio, one or two bedroom units). MOBs and other healthcare facilities are measured in square feet.

Book Value. The carrying amount as reported in the Company’s financial statements.

Cash Flow Coverage. Facility level EBITDAR of the property’s operator (not the Company) for the most recent twelve months of available data divided by the Annualized Rent. Cash Flow Coverage is a supplemental measure of the property’s ability to generate cash flow to meet related rent and other obligations to the Company. However, its usefulness is limited by, among other things, the same factors that limit the usefulness of EBITDAR. The coverages shown exclude newly completed facilities under start-up, vacant facilities and facilities for which data is not available or meaningful. Results exclude data related to hospitals leased to HealthSouth until HealthSouth provides assurance about its financial information. Results also exclude data related to ALFs leased to Emeritus since the operator has elected not to allocate the cost of a recent liability judgment to each of the facilities.

CCRC. Continuing care retirement community.

Debt Service. The periodic payment of interest expense and principal amortization on secured loans.

Debt Service Coverage. Facility level EBITDAR of the property’s operator (not the Company) for the most recent twelve months of available data divided by the Annualized Debt Service. Debt Service Coverage is a supplemental measure of the property’s ability to generate sufficient cash flow to meet related obligations to the Company under loan agreements. However, its usefulness is limited by the same factors that limit the usefulness of EBITDAR. The coverages shown exclude newly completed facilities under start-up, vacant facilities and facilities for which data is not available or meaningful. Results exclude data related to one ALF that secures a loan to Emeritus since the operator has elected not to allocate the cost of a recent liability judgment to this facility.

Facility EBITDAR. Earnings before interest, taxes, depreciation, amortization and rent for a particular facility accruing to the operator of the property (not the Company). The Company uses Facility EBITDAR in determining Debt Service Coverage and Cash Flow Coverage. EBITDAR as an analytical tool has limitations similar to EBITDA. However, the Company receives periodic financial information from operators regarding the performance of the Company’s facilities under the operator’s management. The Company utilizes Facility EBITDAR as a supplemental measure of the ability of those properties to generate sufficient liquidity to meet related obligations to the Company. Facility EBITDAR includes an imputed management fee of 2% for acute care hospitals and 5% for skilled nursing facilities, ILFs, ALFs and CCRCs which the Company believes represents typical management fees in their respective industries. All facility financial performance data was derived solely from information provided by lessees and borrowers without verification by the Company.

Facility Occupancy. For MOBs and other healthcare properties, facility occupancy represents the percentage of rentable square feet occupied. For hospitals, skilled nursing facilities, ILFs, ALFs and CCRCs, facility occupancy represents the facilities’ operating occupancy for each quarter based on the most recent quarter of available data. The percentages are calculated based on licensed beds, available beds and units for hospitals, skilled nursing facilities, ILFs, ALFs and CCRCs, respectively. The percentages shown exclude newly completed facilities under start-up, vacant facilities and facilities for which data is not available or meaningful. All facility financial performance data were derived solely from information provided by lessees and borrowers without verification by the Company.

Future Minimum Rents. Future minimum lease payments to be received by HCP, excluding operating expense reimbursements, from lessees under non-cancelable operating leases as of period end.

GAAP. U.S. generally accepted accounting principles.

HCP MOP. HCP Medical Office Portfolio, LLC, an unconsolidated joint venture formed between the Company and an affiliate of General Electric Company (“GE”), for which the Company is managing member and has a 33% interest therein.

ILF. Independent living facility.

Investment. The carrying amount of real estate assets, including intangibles, after adding back accumulated depreciation and amortization and the carrying amount of mortgage loans receivable. Excludes assets held for sale and classified as discontinued operations.

Market Equity. The total number of outstanding shares of the Company’s common stock multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end plus the total number of convertible partnership units multiplied by the closing price per share of its common stock on the New York Stock Exchange as of period end (adjusted for stock splits) plus the total number of outstanding shares of the Company’s preferred stock multiplied by the closing price of its preferred stock on the New York Stock Exchange as of period end.

MOB. Medical office building.

“Other” Property Type. Physician group practice clinics, healthcare laboratory and laboratory research facilities, and health and wellness centers.

Same Property Performance (“SPP”). An important component of the Company’s evaluation of the operating performance of its properties. The Company defines its same property portfolio each quarter as those properties that have been in operation throughout the current year and the prior year and that were also in operation at January 1st of the prior year. Newly acquired assets, developments in process and assets classified in discontinued operations are excluded from the same property portfolio. Same property statistics allow management to evaluate the NOI of its real estate portfolio as a consistent population from period to period and eliminates the effects of changes in the composition of the properties on performance measures.

Secured Debt. Mortgage debt secured by real estate.

Square Feet Owned. The square footage for properties either owned directly by the Company or which the Company has a controlling interest (e.g., consolidated joint ventures) and excludes square footage for development properties prior to completion.

Total Book Capitalization. The carrying amount of consolidated debt plus the carrying amount of stockholders’ equity.

Total Market Capitalization. Consolidated debt at Book Value plus total Market Equity.

Undepreciated investments. The carrying amount of the Company’s real estate assets, including intangibles, after adding back accumulated depreciation and amortization plus net loans receivable plus investments in and advances to unconsolidated joint ventures.

Supplemental Financial Measures Disclosures

Adjusted Fixed Charges. Total interest expense plus capitalized interest plus preferred stock dividends. The Company uses Adjusted Fixed Charges to measure its interest payments on outstanding debt and dividends to its preferred shareholders for purposes of presenting Adjusted Fixed Charge Coverage. However, the usefulness of Adjusted Fixed Charges is limited as, among other things, it does not include all contractual obligations. The Company’s computation of Adjusted Fixed Charges should not be considered an alternative to fixed charges as defined by Item 503(d) of Regulation S-K and may not be comparable to fixed charges reported by other companies.

Adjusted Fixed Charge Coverage. EBITDA divided by Adjusted Fixed Charges. The Company uses Adjusted Fixed Charge Coverage, a non-GAAP financial measure, as a measure of liquidity. The Company believes Adjusted Fixed Charge Coverage provides investors, particularly fixed income investors, relevant and useful information because it measures the Company’s ability to meet its interest payments on outstanding debt and pay dividends to its preferred shareholders. The Company’s various debt agreements contain covenants that require the Company to maintain ratios similar to Adjusted Fixed Charge Coverage and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain debt instruments of the Company. However, since this ratio is derived from EBITDA and Adjusted Fixed Charges, its usefulness is limited by the same factors that limit the usefulness of EBITDA and Adjusted Fixed Charges. Further, the Company’s computation of Adjusted Fixed Charge Coverage may not be comparable to similar fixed charge coverage ratios reported by other companies.

EBITDA. The real estate industry uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), a non-GAAP financial measure, as a measure of both operating performance and liquidity. The Company’s presentation of EBITDA herein is solely as a non-GAAP liquidity measure in connection with the presentation of Adjusted Fixed Charge Coverage. As a liquidity measure, the Company believes that EBITDA helps investors analyze the Company’s ability to meet its interest payments on outstanding debt and to make preferred dividend payments. The Company’s various debt agreements contain covenants that require the Company to maintain ratios similar to Adjusted Fixed Charge Coverage and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain debt instruments of the Company. The Company believes investors should consider EBITDA in conjunction with cash flow from operating activities, and other required measures under GAAP, to improve their understanding of the Company’s liquidity. EBITDA has limitations as an analytical tool and should be used in conjunction with the Company’s required GAAP presentations. EBITDA does not reflect the Company’s historical cash expenditures or future cash requirements for capital expenditures or contractual commitments. Also, EBITDA does not reflect the cash required to make interest and principal payments on the Company’s outstanding debt. The Company believes cash flow from operating activities is the most directly comparable GAAP measure to EBITDA. EBITDA does not represent net income or cash flow from operations as defined by GAAP and should not be considered an alternative to those indicators. Further, the Company’s computation of EBITDA may not be comparable to similar measures reported by other companies.

Funds From Operations (“FFO”). The Company believes that net income as defined by GAAP is the most appropriate earnings measure. The Company also believes that Funds From Operations, or FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), FFO applicable to common shares, Diluted FFO applicable to common shares, and Basic and Diluted FFO per common share are important non-GAAP supplemental measures of operating performance for a real estate investment trust. Because the historical cost accounting convention used for real estate assets requires straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a real estate investment trust that use historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for real estate investment trusts that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. FFO is defined as net income, computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization, with adjustments to derive the Company’s pro rata share of FFO from consolidated and unconsolidated joint ventures. Adjustments for joint ventures are calculated to reflect FFO on the same basis. The Company believes that the use of FFO, combined with the required GAAP presentations, improves the understanding of operating results of real estate investment trusts among investors and makes comparisons of operating results among such companies more meaningful. The Company considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains or losses related to sales of previously depreciated operating real estate assets and real estate depreciation and amortization, FFO can help investors compare the operating performance of a real estate investment trust between periods or as compared to other companies. While FFO is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered an alternative to those measures in evaluating the Company’s liquidity or operating performance. FFO also does not consider the costs associated with capital expenditures related to the Company’s real estate assets nor is FFO necessarily indicative of cash available to fund the Company’s future cash requirements. Further, the Company’s computation of FFO may not be comparable to FFO reported by other real estate investment trusts that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently from the Company.

FFO Payout Ratio per Common Share. Dividends declared per common share divided by Diluted FFO per common share for a given period. The Company believes the FFO Payout Ratio provides investors relevant and useful information because it measures the portion of FFO being declared as dividends to common shareholders.

Net Operating Income from Continuing Operations (“NOI”). A non-GAAP supplemental financial measure used to evaluate the operating performance of real estate properties and same property performance, or “SPP.”  The Company defines NOI as rental revenues, including tenant reimbursements, less property level operating expenses, which exclude depreciation and amortization, general and administrative expenses, impairments, interest expense and discontinued operations. The Company believes NOI provides investors relevant and useful information because it measures the operating performance of the Company’s real estate at the property level on an unleveraged basis. NOI, as adjusted, is calculated as NOI eliminating the effects of straight-line rents, amortization of other lease intangibles and lease termination fees. The Company uses NOI and NOI, as adjusted, to make decisions about resource allocations, to assess and compare property level performance, and evaluate SPP. The company believes that net income is the most directly comparable GAAP measure to NOI. NOI should not be viewed as an alternative measure of operating performance to net income as defined by GAAP since it does not reflect the aforementioned excluded items. Further, NOI may not be comparable to that of other real estate investment trusts, as they may use different methodologies for calculating NOI.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements, which include a statement about expected stabilized yields on certain acquired properties, are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include competition for the acquisition and financing of healthcare facilities; competition for lessees and mortgagors (including new leases and mortgages and the renewal or rollover of existing leases); continuing operational difficulties in the skilled nursing and assisted living sectors; the Company’s ability to acquire, sell or lease facilities and the timing of acquisitions, sales and leasings; changes in healthcare laws and regulations and other changes in the healthcare industry which affect the operations of the Company’s lessees or mortgagors; changes in management; costs of compliance with building regulations; changes in tax laws and regulations; changes in the financial position of the Company’s lessees and mortgagors; changes in rules governing financial reporting, including new accounting pronouncements; and changes in economic conditions, including changes in interest rates and the availability and cost of capital, which affect opportunities for profitable investments. Some of these risks, and other risks, are described from time to time in Health Care Property Investors, Inc.’s Securities and Exchange Commission filings.